EXHIBIT 23.1
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                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration
Statement on Form S-8 of Able Laboratories, Inc. (the "Company") (formerly known as DynaGen, Inc.) of our report dated February 28, 2002, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as amended, and to the reference to us under the heading "Experts" in the reoffer prospectus which is part of this Registration Statement.




                                                  /s/ Wolf & Company, P.C.
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                                                  WOLF & COMPANY, P.C.



Boston, Massachusetts
July 19, 2002